LIMITED WAIVER AND FIFTH AMENDMENT TO CREDIT AGREEMENT
THIS LIMITED WAIVER AND FIFTH AMENDMENT TO CREDIT AGREEMENT (this “Amendment”) is entered into as of July 28, 2014, by and among AFFYMETRIX, INC., a Delaware corporation (the “Borrower”), the other Credit Parties signatory hereto, GENERAL ELECTRIC CAPITAL CORPORATION, a Delaware corporation (in its individual capacity, “GE Capital”), for itself and as agent for the Lenders (in such capacity, the “Agent”), and the Lenders signatory hereto. Unless otherwise specified herein, capitalized terms used in this Amendment shall have the meanings ascribed to them in the Credit Agreement (as hereinafter defined), as amended.
R E C I T A L S:

WHEREAS, the Borrower, the other Credit Parties party thereto, the Agent and the Lenders entered into that certain Credit Agreement, dated as of June 25, 2012 (as amended, restated, supplemented or otherwise modified prior to the date hereof, the “Credit Agreement”);
WHEREAS, the Event of Default set forth on Schedule A hereto (such Event of Default, the “Specified Default”) has occurred; and
WHEREAS, the Credit Parties have requested that the Agent and the Lenders party hereto amend certain provisions of the Credit Agreement and waive the Specified Default, and the Agent and each Lender party hereto agree to such amendments and waiver upon the terms and subject to the conditions set forth herein.
NOW THEREFORE, in consideration of the premises and the mutual agreements set forth herein, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:
Section 1.    Limited Waiver. Effective as of the Fifth Amendment Effective Time (as defined below), the Agent and each Lender party hereto hereby waive the Specified Default; provided, that the foregoing waiver shall be limited precisely as written and shall not be deemed or otherwise construed to constitute a waiver of any other Default or Event of Default which does not constitute a Specified Default now existing or hereafter arising.
Section 2.    Amendments. Effective as of the Fifth Amendment Effective Time (as defined below):
(a)Subsection 1.1(a) of the Credit Agreement is hereby amended by amending and restating the penultimate sentence thereof to read in its entirety as follows:
“The New Term Loans and the Incremental Term Loans are sometimes referred to individually as a “Term Loan” and together as the “Term Loans” and the New Term Loan Commitments and the Incremental Term Loan Commitments are sometimes referred to

CH\1898062.5

individually as a “Term Loan Commitment” and together as the “Term Loan Commitments”.”
(b)    Section 1.1 of the Credit Agreement is hereby amended by adding the following subsection (e) at the end of such Section:
“(e)    Incremental Facilities.
(i)    Requests. The Borrower may, by written notice to Agent (each, an “Incremental Facility Request”), request increases in the Term Loan Commitments (each, an “Incremental Term Loan Commitment” and the term loans thereunder, an “Incremental Term Loan”; each Incremental Term Loan Commitment is sometimes referred to herein individually as an “Incremental Facility” and collectively as the “Incremental Facilities”) in Dollars in an aggregate amount not to exceed $50,000,0000 for all such Incremental Facilities; provided that no more than four (4) Incremental Facility Requests may be requested and approved during the term of this Agreement, provided, further, that the Borrower may seek Incremental Term Loan Commitments from existing Lenders (each of whom shall be entitled to agree to decline to participate in its sole discretion) and additional banks, financial institutions and other institutional lenders who will become Incremental Lenders in connection therewith, it being understood and agreed that no commitment of any Lender shall be increased without the consent of such Lender. Each such notice shall set forth (A) the amount of the Incremental Term Loan Commitment being requested (which shall be in a minimum amount of $5,000,000 and multiples of $100,000 in excess thereof), (B) the date (an “Incremental Effective Date”) on which such Incremental Facility is requested to become effective (which, unless otherwise agreed by Agent, shall not be less than ten (10) Business Days nor more than sixty (60) days after the date of such notice), and (C) whether the related Incremental Term Loan is to be a LIBOR Rate Loan or a Base Rate Loan (and, if a LIBOR Rate Loan, the Interest Period therefor).
(ii)    Conditions. No Incremental Facility shall become effective under this subsection 1.1(e) unless, after giving effect to such Incremental Facility, the Loans to be made thereunder, and the application of the proceeds therefrom;
(A)    no Default or Event of Default shall exist at the time of funding or, solely with respect to an Incremental Term Loan the proceeds of which are intended to and shall be used to finance substantially contemporaneously a Permitted Acquisition or any other acquisition permitted by Section 5.4 which financing is subject to customary “Funds Certain Provisions”, unless the Persons holding not less than a majority of the commitments to provide

CH\1898062.5

such Incremental Term Loan waive the absence of a Default or Event of Default as a condition to funding thereof, on the date on which the related acquisition agreement is executed and becomes effective (any such date, an “Acquisition Agreement Signing Date”);
(B)    as of the last day of the most recent Fiscal Quarter or Fiscal Year (whichever is the most recent) for which financial statements were required to have been delivered pursuant to subsection 4.1(a) or subsection 4.1(b), as applicable, the Senior Leverage Ratio recomputed on a pro forma basis shall not exceed the maximum Senior Leverage Ratio permitted under Section 6.3 at such time;
(C)    proceeds of such Incremental Facility shall be used solely to finance or refinance the purchase price (and related fees and expenses) of a Permitted Acquisition or any other acquisition permitted by Section 5.4 consummated substantially concurrently with the incurrence thereof or within ninety (90) days prior to the date of incurrence;
(D)    Agent shall have received a certificate of a Responsible Officer of the Borrower certifying as to the foregoing; and
(E)    Agent shall have received such other legal opinions, secretary certificates, good standing certificates and/or authorizing resolutions as are reasonably requested by the Agent.
(iii)    Terms. The final maturity date of any Incremental Term Loan that is a separate tranche shall be no earlier than the final maturity date of the New Term Loans and the Weighted Average Life to Maturity of any such Incremental Term Loan shall not be shorter than the Weighted Average Life to Maturity of the New Term Loans. If the initial all-in yield (including interest rate margins, any interest rate floors, original issue discount and upfront fees (based on the lesser of a four-year average life to maturity or the remaining life to maturity), but excluding reasonable and customary arrangement, structuring and underwriting fees paid or payable to GE Capital or any of its Affiliates with respect to such Incremental Term Loan) applicable to any Incremental Term Loan exceeds by more than 0.50% per annum the corresponding all-in yield (determined on the same basis) applicable to the New Term Loans, the then outstanding New Term Loans (the amount of such excess above 0.50% being referred to herein as the “Yield Differential”), then the Applicable Margin with respect to the then outstanding New Term Loans shall automatically be increased by the Yield Differential, effective upon the making of such Incremental Term Loan (it being agreed that to the extent the all-in-yield with

CH\1898062.5

respect to such Incremental Term Loan is greater than the all-in-yield of the then outstanding New Term Loans solely as a result of a higher LIBOR floor, then the increased interest rate applicable to the then outstanding New Term Loans shall be effected solely by increasing the LIBOR floor applicable thereto). Any Incremental Term Loan shall rank pari passu in right of payment and security with the New Term Loans. Except with respect to amortization, pricing and final maturity as set forth in this clause (iii), and except with respect to the period following the maturity date of the New Term Loans, any Incremental Term Loan shall be on terms consistent with the New Term Loans.
(iv)    Required Amendments. Each of the parties hereto hereby agrees that, upon the effectiveness of any Incremental Facility, this Agreement shall be amended to the extent (but only to the extent) necessary to reflect the existence of such Incremental Facility and the Loans evidenced thereby, and any joinder agreement or amendment may without the consent of the other Lenders effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the reasonable opinion of Agent and Borrower, to effectuate the provisions of this subsection 1.1(e), and, for the avoidance of doubt, this subsection 1.1(e) shall supersede any provisions in Section 9.1. From and after each Incremental Effective Date, (x) the Loans and Commitments established pursuant to this subsection 1.1(e) shall constitute Loans and Commitments under, and shall be entitled to all the benefits afforded by, this Agreement and the other Loan Documents, and shall, without limiting the foregoing, benefit equally and ratably from the guarantees and security interests created by the applicable Collateral Documents and (y) the Incremental Term Lenders holding such Loans and Commitments shall constitute Lenders hereunder. The Credit Parties shall take any actions reasonably required by Agent to ensure and/or demonstrate that the Liens and security interests granted by the applicable Collateral Documents continue to be perfected under the UCC or otherwise after giving effect to the establishment of any such new Loans and Commitments, including compliance with subsection 4.12(c). Each of the parties hereto hereby agrees that Agent may, in consultation with the Borrower, take any and all action as may be reasonably necessary to ensure that all Incremental Term Loans which are not separate tranches, when originally made, are included in each Borrowing of outstanding Term Loans on a pro rata basis. This may be accomplished by requiring each outstanding Borrowing of Term Loans that are LIBOR Rate Loans to be converted into a Borrowing of Term Loans that are Base Rate Loans on the date of each such Incremental Term Loan, or by allocating a portion of each such Incremental Term Loan to each outstanding Borrowing of Term Loans that are LIBOR Rate Loans on a pro rata basis. Any conversion of LIBOR Rate Loans to Base Rate Loans required by the preceding sentence shall be subject to Section 10.4.

CH\1898062.5

If any Incremental Term Loan is to be allocated to an existing Interest Period for a Borrowing of LIBOR Rate Loans, then the interest rate thereon for such Interest Period shall be as set forth in the applicable Incremental Term Loan joinder agreement or amendment. In addition, the scheduled amortization payments under subsection 1.8(a) required to be made after the making of any Incremental Term Loans which are not separate tranches shall be ratably increased by the aggregate principal amount of such Incremental Term Loans for all Lenders on a pro rata basis to the extent necessary to avoid any reduction in the amortization payments to which the Term Loan Lenders were entitled before such recalculation.”
(c)    Subsection 1.2(a) of the Credit Agreement is hereby amended and restated to read in its entirety as follows:
“(a)    The Term Loans made by each Lender are evidenced by this Agreement and, if requested by such Lender, a Term Note payable to such Lender in an amount equal to the unpaid balance of the Term Loans held by such Lender.”
(d)    Subsection 1.8(a) of the Credit Agreement is hereby amended by adding the following sentence to the end of such subsection:
“Scheduled installments for an Incremental Term Loan shall be as specified in the applicable amendment or joinder agreement.”
(e)    Article I of the Credit Agreement is hereby amended by adding a new Section 1.12 thereto as follows:
“1.12    Extension of Term Loans and Revolving Loan Commitments.
(a) Notwithstanding anything to the contrary in this Agreement, pursuant to one or more offers (each, an “Extension Offer”) made from time to time by the Borrower to all Term Lenders whose Term Loans have a like maturity date or Revolving Lenders whose Revolving Loan Commitments have a like maturity date, in each case on a pro rata basis (based on the aggregate outstanding principal amount of the respective New Term Loans, Incremental Term Loans or Revolving Loan Commitments with a like maturity date, as the case may be) and on the same terms to each such Lender, the Borrower is hereby permitted to consummate from time to time transactions with individual Lenders that accept the terms contained in such Extension Offers to extend the maturity date and/or commitment termination of each such Lender’s New Term Loans, Incremental Term Loans and/or Revolving Loan Commitments and, subject to the terms hereof, otherwise modify the terms of such New Term Loans, Incremental Term Loans and/or Revolving Loan Commitments pursuant to the terms of the relevant Extension Offer (including by increasing the interest rate and/or fees payable in respect of such New Term Loans, Incremental Term Loans and/

CH\1898062.5

or Revolving Loan Commitments (and related outstandings) and/or modifying the amortization schedule in respect of such Lender’s New Term Loans or Incremental Term Loans) (each, an “Extension”, and each group of New Term Loans, Incremental Term Loans or Revolving Loan Commitments, as applicable, in each case as so extended, as well as the original New Term Loans or Incremental Term Loans and the original Revolving Loan Commitments (in each case not so extended), being a “tranche”; any Extended Term Loans (as defined below) shall constitute a separate tranche of New Term Loans or Incremental Term Loans from the tranche of New Term Loans or Incremental Term Loans from which they were converted, and any Extended Revolving Commitments (as defined below) shall constitute a separate tranche of Revolving Loan Commitments from the tranche of Revolving Loan Commitments from which they were converted), so long as the following terms are satisfied:
(i)        except as to interest rates, fees and final commitment termination date (which shall be determined by the Borrower and set forth in the relevant Extension Offer, subject to acceptance by the Extending Revolving Lenders (as defined below)), the Revolving Loan Commitment of any Revolving Lender that agrees to an extension with respect to such Revolving Loan Commitment (an “Extending Revolving Lender”) extended pursuant to an Extension (an “Extended Revolving Commitment”) and the related outstandings shall be a Revolving Loan Commitment (or related outstandings, as the case may be) with the same terms as the original Revolving Loan Commitments (and related outstandings); provided that (A) subject to subsection 9.1(b), all Swing Loans and all Letters of Credit shall be participated in on a pro rata basis by all Lenders with Revolving Loan Commitments (including Extended Revolving Commitments) in accordance with their Commitment Percentage of the Revolving Loan Commitments and all borrowings under Revolving Loan Commitments and repayments thereunder shall be made on a pro rata basis (except for (1) payments of interest and fees at different rates on Extended Revolving Commitments and (2) repayments required upon the maturity date of the non-extending Revolving Loan Commitments) and (B) at no time shall there be Revolving Loan Commitments hereunder (including Extended Revolving Commitments and any original Revolving Loan Commitments) which have more than three (3) different maturity dates;
(ii)        except as to interest rates, fees, amortization, final maturity date, premium, required prepayment and participation in prepayments (which shall, subject to immediately succeeding clauses (iii), (iv), (v) and (vi)), be determined between the Borrower and the extending Lender and set forth in the relevant Extension Offer), the New Term Loans or Incremental Term Loans of any Lender that agrees to an Extension with respect to such New Term Loans or Incremental

CH\1898062.5

Term Loans (an “Extending Term Lender”) extended pursuant to any Extension (“Extended Term Loans”) shall have the same terms as the tranche of New Term Loans or Incremental Term Loans subject to such Extension Offer;
(iii)        the final maturity date of any Extended Term Loans shall be no earlier than the latest maturity date of the New Term Loans or Incremental Term Loans extended thereby, as applicable, and the amortization schedule applicable to the Term Loans pursuant to Section 1.8 for periods prior to the original maturity date of the Term Loans may not be increased;
(iv)        the Weighted Average Life to Maturity of any Extended Term Loans shall be no shorter than the Weighted Average Life to Maturity of the New Term Loans or Incremental Term Loans extended thereby;
(v)        any Extended Term Loans may participate on a pro rata basis or a less than pro rata basis (but not greater than a pro rata basis) in any voluntary or mandatory repayments or prepayments hereunder, in each case as specified in the respective Extension Offer;
(vi)        if the aggregate principal amount of New Term Loans or Incremental Term Loans (calculated on the outstanding principal amount thereof) and/or Revolving Loan Commitments, as the case may be, in respect of those Lenders who shall have accepted the relevant Extension Offer shall exceed the maximum aggregate principal amount of New Term Loans, Incremental Term Loans or Revolving Loan Commitments, as the case may be, offered to be extended by the Borrower pursuant to such Extension Offer, then the New Term Loans, Incremental Term Loans and/or Revolving Loan Commitments, as the case may be, of such Lenders shall be extended ratably up to such maximum amount based on the respective principal or commitment amounts (but not to exceed actual holdings of record) with respect to which such Lenders have accepted such Extension Offer;
(vii)    any applicable Minimum Extension Condition (as defined below) shall be satisfied unless waived by the Borrower; and
(viii)    no Default or Event of Default shall have occurred and be continuing at the time the applicable Extension is to become effective.
(b)    With respect to all Extensions consummated by the Borrower pursuant to this Section 1.12, (i) such Extensions shall not constitute voluntary or mandatory payments or prepayments for purposes of Sections 1.7 or 1.8 and (ii) no Extension Offer is required to be in any minimum amount or any minimum increment; provided that the Borrower may at its election specify as a condition (a “Minimum Extension Condition”) to consummating

CH\1898062.5

any such Extension that a minimum amount (to be determined and specified in the relevant Extension Offer in the Borrower’s sole discretion and may be waived by the Borrower) of New Term Loans, Incremental Term Loans or Revolving Loan Commitments (as applicable) of any or all applicable tranches be extended. The Agent, the L/C Issuer and the Lenders hereby consent to the transactions contemplated by this Section 1.12 (including, for the avoidance of doubt, payment of any interest, fees or premium in respect of any Extended Term Loans and/or Extended Revolving Commitments on the terms as may be set forth in the relevant Extension Offer) and hereby waive the requirements of any provision of this Agreement (including Sections 1.7, 1.8, 1.10, 1.11 and 9.11) or any other Loan Document that may otherwise prohibit or restrict any such Extension or any other transaction contemplated by this Section 1.12.
(c)    No consent of any Lender, the L/C Issuer or the Agent shall be required to effectuate any Extension, other than (i) the consent of each Lender agreeing to such Extension with respect to one or more of its New Term Loans, Incremental Term Loans and/or Revolving Loan Commitments (or a portion thereof) and (ii) with respect to any Extension of the Revolving Loan Commitments, the consent of the L/C Issuer and Swing Line Lender, which consent shall not be unreasonably withheld or delayed. All Extended Term Loans, Extended Revolving Commitments and all obligations in respect thereof shall be Obligations under this Agreement and the other Loan Documents that are secured by the Collateral on a pari passu basis with all other applicable Obligations under this Agreement and the other Loan Documents. The Lenders hereby irrevocably authorize the Agent to enter into amendments to this Agreement and the other Loan Documents with the Borrower as may be necessary in order to establish new tranches in respect of Revolving Loan Commitments, New Term Loans or Incremental Term Loans so extended and such technical amendments as may be necessary or appropriate in the reasonable opinion of the Agent and the Borrower in connection with the establishment of such new tranches, in each case on terms consistent with this Section 1.12. In addition, if so provided in such amendment and with the consent of the L/C Issuer, participations in Letters of Credit expiring after the maturity date for any tranche of Revolving Loan Commitments shall be re-allocated from Lenders holding the terminating Revolving Loan Commitments to Lenders holding Extended Revolving Commitments that are not terminating or, to the extent not so reallocated, cash collateralized, in each case in accordance with the terms of such amendment; provided, however, that such participation interests shall, upon receipt thereof by the relevant Lenders holding Revolving Loan Commitments, be deemed to be participation interests in respect of such Revolving Loan Commitments and the terms of such participation interests shall be adjusted accordingly. Without limiting the foregoing, in connection with any Extensions the applicable Credit Parties shall (at their expense) amend (and Agent is hereby directed by the Lenders to amend) any Mortgage that has a maturity date prior to the later of the then latest (x) maturity date of the Term Loans and (y) scheduled termination date of the Revolving

CH\1898062.5

Loan Commitments, so that such maturity date referenced therein is extended to the later of the then (x) latest maturity date of the Term Loans and (y) scheduled termination date of the Revolving Loan Commitments (or such later date as may be advised by local counsel to Agent). Agent shall promptly notify each Lender of the effectiveness of each such amendment.
(d)    In connection with any Extension, the Borrower shall provide the Agent at least ten (10) Business Days’ (or such shorter period as may be agreed by the Agent) prior written notice thereof, and shall agree to such procedures (including those regarding timing, rounding and other adjustments and to ensure reasonable administrative management of the credit facilities hereunder after such Extension), if any, as may be established by, or acceptable to, the Agent, in each case acting reasonably to accomplish the purposes of this Section 1.12.
(e)    This Section 1.12 shall supersede any provision of Section 9.1 or Section 9.11 to the contrary.”
(f)    Subsection 2.2(a) of the Credit Agreement is hereby amended and restated to read in its entirety as follows:
“(a)    any representation or warranty by any Credit Party contained herein or in any other Loan Document is untrue or incorrect in any material respect (without duplication of any materiality qualifier contained therein) as of such date, except to the extent that such representation or warranty expressly relates to an earlier date (in which event such representations and warranties were untrue or incorrect in any material respect (without duplication of any materiality qualifier contained therein) as of such earlier date), and (i) with respect to Revolving Loans or Issuances of Letters of Credit, Agent or Required Revolving Lenders have determined not to make such Loan or incur such Letter of Credit Obligation as a result of the fact that such warranty or representation is untrue or incorrect or (ii) with respect to Incremental Term Loans, the Persons providing such Incremental Term Loans have determined not to make such Incremental Term Loans as a result of the fact that such representation or warranty is untrue or incorrect (it being understood and agreed that such Persons may agree to only require the accuracy of customary specified representations); provided, that with respect to Incremental Term Loans the proceeds of which are used to finance a Permitted Acquisition or any other acquisition permitted by Section 5.4 consummated substantially concurrently with the incurrence thereof which financing is subject to customary “Funds Certain Provisions”, the representation and warranty in the first sentence of Section 3.6 shall be deemed to expressly relate to the applicable Acquisition Agreement Signing Date;”

CH\1898062.5

(g)    Subsection 2.2(b) of the Credit Agreement is hereby amended and restated to read in its entirety as follows:
“(b)    (i) with respect to Revolving Loans or Issuances of Letters of Credit, other than on the Closing Date, any Default or Event of Default has occurred and is continuing or would result immediately after giving effect to any Loan (or the incurrence of any Letter of Credit Obligation), and Agent or Required Revolving Lenders shall have determined not to make such Loan or incur any Letter of Credit Obligation as a result of that Default or Event of Default, or (ii) with respect to Incremental Term Loans, the conditions set forth in subsection 1.1(e)(ii)(A) shall not be or have been satisfied; and”
(h)    Section 4.10 of the Credit Agreement is hereby amended by adding the following sentence to the end of such Section:
“The Borrower shall use proceeds of Incremental Term Loans solely as provided in subsection 1.1(e)(ii)(C).”
(i)    Section 4.12(b) of the Credit Agreement is hereby amended (i) by replacing the words “any fee interest in real property having a fair market value in excess of $250,000” contained in the fifth sentence thereof with the words “any fee interest in real property having a fair market value in excess of $1,000,000” and (ii) by adding the following new sentence at the end thereof: “Notwithstanding the foregoing, with respect to perfection of Liens in the case of an Acquisition being financed with proceeds of an Incremental Term Loan, the requirements of this Section 4.12(b) shall be subject to customary “Funds Certain Provisions” as agreed by the Lenders providing such Incremental Term Loans.”.
(j)    Section 4.12 of the Credit Agreement is hereby amended by adding the following subsection (c) at the end of such Section:
“(c)    Without limiting the generality of the foregoing, to the extent reasonably necessary to maintain the continuing priority of the Lien of any existing Mortgages as security for the Obligations in connection with the incurrence of an Incremental Facility, as determined by Agent in its reasonable discretion, the applicable Credit Party to any Mortgages shall within thirty (30) days of such incurrence (or such later date as agreed by Agent) (i) enter into and deliver to Agent, at the direction and in the reasonable discretion of Agent, a mortgage modification or new Mortgage in proper form for recording in the relevant jurisdiction and in a form reasonably satisfactory to Agent, (ii) cause to be delivered to Agent for the benefit of the Secured Parties an endorsement to the title insurance policy, date down(s) or other evidence reasonably satisfactory to Agent insuring that the Lien of the Mortgages as security for the Obligations is continuing and there are no liens or encumbrances (other than Permitted Liens described in subclauses 5.1(a) through 5.1(v)).”

CH\1898062.5

(k)    Section 4.14 of the Credit Agreement is hereby amended and restated to read in its entirety as follows:
“4.14    Interest Rate Protection. Within ninety (90) days of the Closing Date, and within ninety (90) days after incurring an Incremental Term Loan, the Borrower shall enter into, and thereafter maintain, Rate Contracts providing protection against fluctuations in interest rates with one or more financial institutions with respect to at least 35% of the aggregate principal amount of the Term Loans then outstanding, which agreements shall provide for not less than a three (3) year term from the Closing Date or, with respect to an Incremental Term Loan, from the date of incurrence thereof, and containing such other terms as are customary and are reasonably satisfactory to Agent; provided, however, no Rate Contracts shall be required pursuant to this Section 4.14 for any period in which the outstanding principal balance of the Term Loans (including any outstanding Incremental Term Loans) does not exceed $30,000,000.”
(l)    Subsection 9.1(e) of the Credit Agreement is hereby amended and restated to read in its entirety as follows:
“(e)    Notwithstanding anything to the contrary contained in this Section 9.1, (i) the Borrower may amend Schedules 3.19 and 3.21 upon notice to Agent, (ii) Agent may amend Schedule 1.1(a) or Schedule 1.1(b) to reflect Incremental Facilities, Extensions and Sales entered into pursuant to Section 9.9, (iii) Agent and the Borrower may amend or modify this Agreement and any other Loan Document to (1) cure any ambiguity, omission, defect or inconsistency therein, (2) grant a new Lien for the benefit of the Secured Parties, extend an existing Lien over additional Property for the benefit of the Secured Parties or join additional Persons as Credit Parties, and (3) add one or more Incremental Facilities to this Agreement pursuant to subsection 1.1(e) or add Extended Term Loans and Extended Revolving Commitments pursuant to Section 1.12 and to permit the extensions of credit from time to time outstanding thereunder and the accrued interest and fees in respect thereof to share ratably in the benefits of this Agreement and the other Loan Documents with the Term Loans and the Revolving Loans and to include appropriately the Lenders holding such credit facilities in any determination of Required Lenders, and (iv) Required Lender consent shall not be required for amendments or waivers of any provision of the Master Agreement for Standby Letters of Credit, each Master Intercompany Subordinated Note, the Fee Letter, any Control Agreement, any landlord waiver or any other similar agreement.”
(m)    Section 11.1 of the Credit Agreement is hereby amended by adding the following defined terms in the appropriate alphabetical order to the table of defined terms and section references contained at the beginning of such Section:

CH\1898062.5

“Acquisition Agreement Signing Date”	1.1(e)(ii)
“Extended Revolving Commitment” “Extended Term Loans” “Extending Revolving Lender” “Extending Term Lender” “Extension” “Extension Offer”	1.12(a)(i) 1.12(a)(ii) 1.12(a)(i) 1.12(a)(ii) 1.12(a) 1.12(a)
“Incremental Effective Date”	1.1(e)(i)
“Incremental Facility”	1.1(e)(i)
“Incremental Facility Request”	1.1(e)(i)
“Incremental Term Loan”	1.1(e)(i)
“Incremental Term Loan Commitment”	1.1(e)(i)
“Minimum Extension Condition” “tranche” “Yield Differential”	1.12(b) 1.12(a) 1.1(e)(iii)

(n)    Section 11.1 of the Credit Agreement is hereby amended by amending and restating the definition of “Aggregate Term Loan Commitment” to read in its entirety as follows:
““Aggregate Term Loan Commitment” means the sum of (i) the combined New Term Loan Commitments of the Lenders, which shall initially be in the amount of $38,000,000, plus (ii) the combined Incremental Term Loan Commitments of the Lenders, as such amount may be reduced from time to time pursuant to this Agreement or increased as a result of Incremental Term Loan Commitments.”
(o)    Section 11.1 of the Credit Agreement is hereby amended by amending and restating the chart contained in clause (b) of the definition of “Applicable Margin” to read in its entirety as follows:

“Revolving Loans, Swing Loans and Term Loan
Senior Leverage Ratio	LIBOR Margin	Base Rate Margin
Greater than or equal to 1.00:1.00	2.75%	1.75%
Less than 1.00:1.00	2.50%	1.50%”
(p)    Section 11.1 of the Credit Agreement is hereby amended by amending and restating clauses (c) and (e) of the definition of “Permitted Acquisition” to read in their entirety as follows:
“(c)    the Borrower and its Subsidiaries (including any new Subsidiary) shall execute and deliver the agreements, instruments and other documents required by Section

CH\1898062.5

4.12 subject, with respect to perfection of Liens in the case of an Acquisition being financed with proceeds of an Incremental Term Loan, to customary “Funds Certain Provisions”, and Agent shall have received, for the benefit of the Secured Parties, a collateral assignment of the seller’s representations, warranties and indemnities to the Borrower or any of its Subsidiaries under the acquisition documents;”
“(e)    no Default or Event of Default shall then exist or would exist after giving effect thereto or, with respect to an Acquisition being financed with proceeds of an Incremental Term Loan, no Default or Event of Default exists as of, or would exist if such Acquisition were consummated on, such Acquisition Agreement Signing Date unless the Persons holding not less than a majority of the commitments to provide such Incremental Term Loan waive such Default or Event of Default as a condition to such Acquisition;”
(q)    Section 11.1 of the Credit Agreement is hereby amended by adding the following defined term in the appropriate alphabetical order:
““Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing: (a) the sum of the products obtained by multiplying (i) the amount of each then remaining installment or other required payments of principal, including payment at final maturity, in respect thereof, by (ii) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment by (b) the then outstanding principal amount of such Indebtedness; provided that for purposes of determining the Weighted Average Life to Maturity of any Indebtedness that is being modified, refinanced, refunded, renewed, replaced or extended, the effects of any prepayments made on such Indebtedness prior to the date of the applicable extension shall be disregarded.”
(r)    Exhibit 1.8(e) of the Credit Agreement is hereby amended and restated to read in its entirety as set forth on Exhibit 1.8(e) attached hereto.
(s)    Exhibit 4.2(b) of the Credit Agreement is hereby amended and restated to read in its entirety as set forth on Exhibit 4.2(b) attached hereto.
Section 3.    Conditions. This Amendment shall be effective at the time (the “Fifth Amendment Effective Time”) that all of the following conditions precedent have been met as determined by the Agent in its sole discretion:
(a)Signatures. Agent shall have received an executed signature page to this Amendment from each Credit Party, the Agent and each Lender.
(b)Litigation. There shall not exist any action, suit, investigation, litigation or proceeding pending or threatened in any court or before any arbitrator or Governmental Authority

CH\1898062.5

that challenges this Amendment, any other Loan Document or the extension of credit under the Credit Agreement as amended by this Amendment.
Section 4.    Representations and Warranties of Credit Parties. In order to induce the Agent and the Required Lenders to enter into this Amendment, each Credit Party represents and warrants to Agent and each Lender (which representations and warranties shall survive the execution and delivery of this Amendment), that:
(a) the execution, delivery and performance by each Credit Party of this Amendment has been duly authorized by all necessary corporate action and each of this Amendment and the Credit Agreement, as amended by this Amendment, is a legal, valid and binding obligation of such Credit Party enforceable against such Credit Party in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, receivership, moratorium and similar laws relating to or affecting the enforceability of creditors’ rights generally, concepts of reasonableness and general equitable principles;
(b) all of the representations and warranties contained in the Credit Agreement and in the other Loan Documents are true and correct in all material respects (without duplication of any materiality qualifier contained therein) on and as of the date of the effectiveness of this Amendment after giving effect to this Amendment and the waiver and transactions contemplated hereby, except to the extent that such representations or warranties expressly relate to an earlier date (in which event such representations and warranties were true or correct in all material respect (without duplication of any materiality qualifier contained therein) as of such earlier date);
(c) neither the execution, delivery or performance of this Amendment by each Credit Party nor the consummation of the transactions contemplated hereby does or shall (i) contravene the terms of any of that Person’s Organization Documents, (ii) conflict with or result in any material breach or contravention of, or result in the creation of any Lien under, any document evidencing any material Contractual Obligation to which such Person is a party or any order, injunction, writ or decree of any Governmental Authority to which such Person or its Property is subject; or (iii) violate any material Requirement of Law in any material respect; and
(d) other than the Specified Default, no Default or Event of Default has occurred and is continuing or would result immediately after giving effect to this Amendment and the transactions contemplated hereby.
Section 5.    Counterparts; Facsimile Signature. This Amendment may be executed in any number of counterparts and by different parties in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Signature pages may be detached from multiple separate counterparts and attached to a single counterpart. Delivery of an executed signature page of this

CH\1898062.5

Amendment by facsimile transmission or Electronic Transmission shall be as effective as delivery of a manually executed counterpart hereof.
Section 6.    Continuing Effect of the Credit Agreement. Except as expressly set forth herein, this Amendment shall not by implication or otherwise limit, impair, constitute a waiver of, or otherwise affect the rights and remedies of the Lenders or the Agent under the Credit Agreement and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement, all of which are ratified and affirmed in all respects and shall continue in full force and effect. Nothing herein shall be deemed to entitle the Credit Parties to a consent to, or a waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement in similar or different circumstances. This Amendment shall apply and be effective only with respect to the provisions of the Credit Agreement specifically referred to herein. After the effectiveness of this Amendment, any reference to the Credit Agreement shall mean the Credit Agreement as modified hereby. This Amendment shall constitute a Loan Document.
Section 7.    Governing Law. THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK.
Section 8.    Captions. The captions and headings of this Amendment are for convenience of reference only and shall not affect the interpretation of this Amendment.
Section 9.    Reaffirmation. The Credit Parties signatory hereto hereby reaffirm their guaranties of the Obligations and reaffirm that the Obligations are and continue to be secured by the security interest granted by the Credit Parties in favor of the Agent under the Collateral Documents (and each Credit Party, as collateral security for the payment and performance when due of the Obligations, hereby mortgages, pledges and hypothecates to the Agent for the benefit of the Secured Parties a Lien on and security interest in, to and under the Collateral of such Credit Party), and all of the terms, conditions, provisions, agreements, requirements, promises, obligations, duties, covenants and representations of the Credit Parties under such documents and agreements entered into with respect to the obligations under the Credit Agreement are incorporated herein by reference and are hereby ratified and affirmed in all respects by the Credit Parties. Each Credit Party acknowledges that all references to “Credit Agreement” and “Obligations” in the Loan Documents shall take into account the provisions of this Amendment and be a reference to the “Credit Agreement” and the “Obligations” as amended hereby.
Section 10.    Post-Closing Covenants. Within sixty (60) days of the Fifth Amendment Effective Time, or such later date as Agent may approve in its sole discretion, Borrower shall provide Agent with satisfactory evidence of the dissolution of Powder Detergents, Inc.

CH\1898062.5

Notwithstanding any provision in the Credit Agreement to the contrary, any default or breach under this Section 10 shall constitute an immediate Event of Default under the Credit Agreement.
(signature pages follow)

CH\1898062.5

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their duly authorized officers as of the day and year first above written.
AFFYMETRIX, INC.

By:	/s/ Gavin Wood
Name: Gavin Wood

Title:	Executive Vice President and Chief Financial Officer

USB CORPORATION

By:	/s/ Gavin Wood
Name: Gavin Wood

Title:	Chief Financial Officer and Treasurer

POWDER DETERGENTS, INC.

By:	/s/ Gavin Wood
Name: Gavin Wood

Title:	Chief Financial Officer and Treasurer

EBIOSCIENCE, INC.

By:	/s/ Gavin Wood
Name: Gavin Wood

Title:	Vice President and Chief Financial Officer

[Signature Page to Limited Waiver and Fifth Amendment to Credit Agreement]

GENERAL ELECTRIC CAPITAL CORPORATION, as Agent and as a Lender By: /s/Andrew Moore Name: Andrew Moore Title: Its Duly Authorized Signatory

[Signature Page to Limited Waiver and Fifth Amendment to Credit Agreement]

SILICON VALLEY BANK,
as a Lender

By:        /s/Peter Freyer
Name:    Peter Freyer
Title:    Managing Director

[Signature Page to Limited Waiver and Fifth Amendment to Credit Agreement]

Schedule A

Specified Default

1.
The Event of Default under Section 7.1(c) of the Credit Agreement arising from Anatrace, Inc. changing its name to Powder Detergents, Inc. without providing Agent with at least ten (10) days’ prior written notice of such name change and receiving Agent’s acknowledgment that all actions required by Agent to continue the perfection of its Liens had been completed.

Exhibit 1.8(e)

FORM OF EXCESS CASH FLOW CERTIFICATE
AFFYMETRIX, INC.
Date: _______________, 20__

This Excess Cash Flow Certificate (this “Certificate”) is given by Affymetrix, Inc., a Delaware corporation (the “Borrower”), pursuant to subsection 1.8(e) of that certain Credit Agreement, dated as of June 25, 2012, by and among the Borrower, the other Credit Parties, General Electric Capital Corporation, as Agent, and the Lenders (as such agreement may be amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”). Capitalized terms used herein without definition shall have the meanings set forth in the Credit Agreement.
The officer executing this Certificate is a Responsible Officer of the Borrower and as such is duly authorized to execute and deliver this Certificate on behalf of the Borrower. By executing this Certificate, such officer hereby certifies to Agent, Lenders and L/C Issuers, on behalf of the Borrower, that:

(a)
set forth on Exhibit A hereto is a correct calculation of Excess Cash Flow of the Credit Parties and their Subsidiaries for the year ended [December 31, 20__] and a correct calculation of the required prepayment of

$__________________; and

(b)	the calculation set forth on Exhibit A hereto is based on the audited financial statements which have been delivered to Agent in accordance with subsection 4.1(a) of the Credit Agreement.

[Signature Page Follows]

CH\1898062.5

IN WITNESS WHEREOF, the Borrower has caused this Certificate to be executed by one of its Responsible Officers as of the date first written above.
AFFYMETRIX, INC.

By:    ___________________________
Name:    ___________________________
Title:    ___________________________

[Signature Page to Excess Cash Flow Certificate]

EXHIBIT A
TO
EXCESS CASH FLOW CERTIFICATE

Excess Cash Flow is defined as follows:

Cash Flow (per Exhibit 4.2(b) of the Credit Agreement)	$___________
Less: Scheduled principal payments with respect to Indebtedness actually paid in cash	$___________
Net Interest Expense (per Exhibit 4.2(b) of the Credit Agreement) actually paid in cash	$___________
Increase in Working Capital (defined below)	$___________
All cash losses (less cash gains) in respect of Rate Contracts deducted in calculating net income (or loss) for such period	$___________
All non-cash losses or expenses (or plus non-cash income or gain) included or deducted in calculating net income (or loss) for such period including, without limitation, any non-cash loss or expense (or income or gain) due to the application of FASB ASC 815-10 regarding hedging activity, FASB ASC 350 regarding impairment of goodwill, FASB ASC 480-10 regarding accounting for financial instruments with debt and equity characteristics, non-cash foreign currency exchange losses (or plus gains) and non-cash expenses deducted as a result of any grant of Stock or Stock Equivalents to employees, officers or directors, but excluding any non-cash loss or expense (a) that is an accrual of a reserve for a cash expenditure or payment to be made, or anticipated to be made, in a future period or (b) relating to a write-down, write off or reserve with respect to Accounts and Inventory except to the extent such write-down, write off or reserve is related to a one-time GAAP-driven write-up of the inventory of Bender MedSystems, Inc. and the inventory of eBioscience Holding Company, Inc. and its Subsidiaries, in each case from cost-based to FMV-based as determined by an independent valuation analysis
$___________

CH\1898062.5

Fees and expenses incurred in connection with the negotiation, execution and delivery on the Closing Date of the Loan Documents and Related Agreements and consummation on the Closing Date of the Related Transactions, to the extent (i) deducted in the calculation of net income (or loss) for such period, (ii) such fees and expenses do not exceed $12,500,000 in the aggregate in any period of four consecutive Fiscal Quarters and (iii) disclosed to Agent
$___________
Settlement costs paid pursuant to the settlement agreement (the “Enzo Settlement Agreement”) with Enzo Life Science, Inc., a wholly-owned subsidiary of Enzo Biochem, Inc., entered into on April 22, 2014, to the extent (i) deducted in the calculation of net income (or loss) for such period, (ii) such costs were incurred on or prior to June 30, 2014 and (iii) such costs do not exceed $5,100,000 in the aggregate
$___________
Fees, settlement costs and expenses incurred in connection with any litigation involving Borrower or any of its Subsidiaries, excluding any amounts paid pursuant to the Enzo Settlement Agreement, to the extent (i) deducted in the calculation of net income (or loss) for such period, (ii) such fees and expenses do not exceed $5,000,000 in the aggregate in any period of four consecutive Fiscal Quarters and (iii) disclosed to Agent
$___________
Fees and expenses incurred in connection with Acquisitions (other than the Acquisitions on the Closing Date) and Dispositions (other than Dispositions permitted pursuant to Section 5.2(g) of the Credit Agreement) (in each case, whether or not successful), to the extent (i) deducted in the calculation of net income (or loss) for such period, (ii) such fees and expenses do not exceed $5,000,000 in the aggregate in any period of four consecutive Fiscal Quarters and (iii) disclosed to Agent
$___________

CH\1898062.5

Fees and expenses incurred in connection with severance costs, relocation costs, integration and facilities opening and closing costs, signing costs, retention or completion bonuses, transition costs and restructuring charges or reserves (including restructuring costs related to acquisition after the date hereof and to closure and/or consolidation of facilities), to the extent (i) deducted in the calculation of net income (or loss) for such period, (ii) such fees and expenses do not exceed $7,000,000 in the aggregate in any period of four consecutive Fiscal Quarters (provided, however, that such fees and expenses may be equal to an amount not greater than $11,000,000 for any date of measurement occurring on or after March 31, 2013 and on or prior to September 30, 2013) and (iii) disclosed to Agent
$___________
Plus: Decrease in Working Capital	$___________
Excess Cash Flow	$___________
Prepayment percent	[25%/0%]*
Subtotal:	$___________
Minus: Voluntary prepayments of Term Loans	$___________
Prepayment amount	$___________

[*Refer to Section 1.8(e) of the Credit Agreement for a determination of the applicable pre-payment percentage]

CH\1898062.5

Decrease (increase) in Working Capital, for the purposes of the calculation of Excess Cash Flow, means the following:

	Beg. of Period	End of Period
Current assets:	$___________	$___________
Less (to the extent included in current assets):	$___________	$___________
Cash	$___________	$___________
Cash Equivalents	$___________	$___________
Adjusted current assets	$___________	$___________
Current liabilities:	$___________	$___________
Less (to the extent included in current Liabilities):	$___________	$___________
Revolving Loans	$___________	$___________
Swing Loans	$___________	$___________
Current portion of Indebtedness	$___________	$___________
Adjusted current liabilities	$___________	$___________
Working Capital (adjusted current assets minus adjusted current liabilities)	$___________	$___________
Decrease (Increase) in Working Capital (beginning of period minus end of period Working Capital)	$___________	$___________

To the extent Holdings or any of its Subsidiaries consummates an acquisition during such period, Beginning of Period Working Capital shall be recalculated on a proforma basis to include Working Capital acquired in such acquisition.

CH\1898062.5

Exhibit 4.2(b)

FORM OF COMPLIANCE CERTIFICATE

AFFYMETRIX, INC.
Date: _______________, 20__
This Compliance Certificate (this “Certificate”) is given by Affymetrix, Inc., a Delaware corporation (the “Borrower”), pursuant to subsection 4.2(b) of that certain Credit Agreement, dated as of June 25, 2012, by and among the Borrower, the other Credit Parties, General Electric Capital Corporation, as Agent, and the Lenders (as such agreement may be amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”). Capitalized terms used herein without definition shall have the meanings set forth in the Credit Agreement.
The officer executing this Certificate is a Responsible Officer of the Borrower and as such is duly authorized to execute and deliver this Certificate on behalf of the Borrower. By executing this Certificate, such officer hereby certifies to Agent, the Lenders and the L/C Issuer, on behalf of the Borrower, that:
(a)    the financial statements delivered with this Certificate in accordance with subsection 4.1(a) and/or 4.1(b) of the Credit Agreement are correct and complete and fairly present, in all material respects, in accordance with GAAP the financial position and the results of operations of the Borrower and its Subsidiaries as of the dates of and for the periods covered by such financial statements (subject, in the case of interim financial statements, to normal year-end adjustments and the absence of footnote disclosure);
(b)    to the best of such officer’s knowledge, each Credit Party and each of their Subsidiaries, during the period covered by such financial statements, has observed and performed all of their respective covenants and other agreements in the Credit Agreement and the other Loan Documents to be observed or performed by them, and such officer does not have knowledge of any Default or Event of Default [except as specified on the written attachment hereto];
(c)    Exhibit A hereto is a correct calculation of each of the financial covenants contained in Article VI of the Credit Agreement; and
(d)    since the Closing Date and except as disclosed in prior Compliance Certificates delivered to Agent, no Credit Party and no Subsidiary of any Credit Party has:

CH\1898062.5

(i)    changed its legal name, identity, jurisdiction of incorporation, organization or formation or organizational structure or formed or acquired any Subsidiary except as follows: ____________________________________;
(ii)    acquired the assets of, or merged or consolidated with or into, any Person, except as follows: _________________________________________________; or
(iii)    changed its address or otherwise relocated, acquired fee simple title to any real property or entered into any real property leases, except as follows: ____________________ _______________________________.

Note: Unless otherwise specified, all financial covenants are calculated for the Borrower and its Subsidiaries on a consolidated basis in accordance with GAAP and all calculations are without duplication.

[Signature Page Follows]

CH\1898062.5

IN WITNESS WHEREOF, the Borrower has caused this Certificate to be executed by one of its Responsible Officers as of the date first above written.
AFFYMETRIX, INC.
By:

Name:

Title:

[Signature Page to Compliance Certificate]

EXHIBIT A TO
COMPLIANCE CERTIFICATE

Covenant 6.1 Capital Expenditure Limit

For purposes of Covenant 6.1, Capital Expenditures are defined as follows:
The aggregate of all expenditures and obligations, for the relevant test period set forth in Section 6.1 of the Credit Agreement, which should be capitalized under GAAP
$__________
Less: Net Proceeds from Dispositions and/or Events of Loss which a Credit Party is permitted to reinvest pursuant to subsection 1.8(c) and which are included above	$__________
To the extent included above, expenditures financed with cash proceeds from issuances of Stock or Stock Equivalents (other than Disqualified Stock)	$__________
To the extent included above, all insurance proceeds and condemnation awards received on account of any Event of Loss to the extent any such amounts are actually applied to repair or reconstruct the damaged Property or Property affected by the condemnation or taking in connection with such Event of Loss
$__________
To the extent included above, amounts paid as the purchase price for a Target in a Permitted Acquisition	$__________

Capital Expenditures	$__________
Permitted Capital Expenditures	$__________
In Compliance	Yes/No

CH\1898062.5

Covenant 6.3 Senior Leverage Ratio

Senior Leverage Ratio is defined as follows:
Average of the sum of the aggregate balance of outstanding Revolving Loans and Swing Loans as of the last day of each month in the twelve month (or shorter period commencing on the Closing Date) period ended on the date of measurement
$_________
Plus: L/C Reimbursement Obligations as of date of measurement, whether or not then due and payable	$_________
Outstanding principal balance of the Term Loan as of date of measurement	$_________
Principal portion of Capital Lease Obligations and Indebtedness secured by purchase money Liens as of date of measurement	$_________
Indebtedness evidenced by Convertible Notes as of date of measurement	$_________
Earnouts (valued in accordance with GAAP)	$_________
Without duplication, all other Funded Indebtedness of Holdings and its Subsidiaries as of date of measurement	$_________
Indebtedness	$_________
Less: Without duplication, Subordinated Indebtedness, Convertible Notes and Permitted Convertible Note Refinancings	$_________
Senior Indebtedness	$_________
Adjusted EBITDA for the twelve month period ending on the date of measurement (per Exhibit B)	$_________
Senior Leverage Ratio (Senior Indebtedness (from above) divided by Adjusted EBITDA)	__________
Maximum Senior Leverage Ratio	__________
In Compliance	Yes/No

CH\1898062.5

Covenant 6.4 Interest Coverage Ratio

Interest Coverage Ratio is defined as follows:
Cash Flow (per Exhibit B)	$_________
Net Interest Expense (per Exhibit B)	$_________
Interest Coverage Ratio (Cash Flow divided by Net Interest Expense)	_________
Required Interest Coverage Ratio	_________
In Compliance	Yes/No

CH\1898062.5

EXHIBIT B TO
COMPLIANCE CERTIFICATE
Calculation of EBITDA

EBITDA is defined as follows:
Net income (or loss) for the applicable period of measurement of the Borrower and its Subsidiaries on a consolidated basis determined in accordance with GAAP, but excluding: (a) the income (or loss) of any Person which is not a Subsidiary of the Borrower, except to the extent of the amount of dividends or other distributions actually paid to the Borrower or any of its Subsidiaries in cash by such Person during such period and the payment of dividends or similar distributions by that Person is not at the time prohibited by operation of the terms of its charter or of any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Person; (b) the income (or loss) of any Person accrued prior to the date it becomes a Subsidiary of the Borrower or is merged into or consolidated with the Borrower or any of its Subsidiaries or that Person’s assets are acquired by the Borrower or any of its Subsidiaries; (c) the proceeds of any life insurance policy; (d) gains or losses from the sale, exchange, transfer or other disposition of Property or assets not in the Ordinary Course of Business of the Borrower and its Subsidiaries, and related tax effects in accordance with GAAP; and (e) any other extraordinary gains or losses of the Borrower or its Subsidiaries, and related tax effects in accordance with GAAP
$_________
Plus: All amounts deducted in calculating net income (or loss) for depreciation or amortization for such period	$_________
Interest expense (less interest income) deducted in calculating net income (or loss) for such period	$_________
All taxes on or measured by income to the extent deducted in calculating net income (or loss) for such period	$_________
All losses (less gains) in respect of Rate Contracts deducted in calculating net income (or loss) for such period	$_________

CH\1898062.5

All non-cash losses or expenses (or minus non-cash income or gain) included or deducted in calculating net income (or loss) for such period including, without limitation, any non-cash loss or expense (or income or gain) due to the application of FASB ASC 815-10 regarding hedging activity, FASB ASC 350 regarding impairment of goodwill, FASB ASC 480-10 regarding accounting for financial instruments with debt and equity characteristics, non-cash foreign currency exchange losses (or minus gains) and non-cash expenses deducted as a result of any grant of Stock or Stock Equivalents to employees, officers or directors, but excluding any non-cash loss or expense (a) that is an accrual of a reserve for a cash expenditure or payment to be made, or anticipated to be made, in a future period or (b) relating to a write-down, write off or reserve with respect to Accounts and Inventory except to the extent such write-down, write off or reserve is related to a one-time GAAP-driven write-up of the inventory of Bender MedSystems, Inc. and the inventory of eBioscience Holding Company, Inc. and its Subsidiaries, in each case from cost-based to FMV-based as determined by an independent valuation analysis
$_________
Fees and expenses incurred in connection with the negotiation, execution and delivery on the Closing Date of the Loan Documents and Related Agreements and consummation on the Closing Date of the Related Transactions, to the extent (i) deducted in the calculation of net income (or loss) for such period, (ii) such fees and expenses do not exceed $12,500,000 in the aggregate in any period of four consecutive Fiscal Quarters and (iii) disclosed to Agent
$_________
Settlement costs paid pursuant to the settlement agreement (the “Enzo Settlement Agreement”) with Enzo Life Science, Inc., a wholly-owned subsidiary of Enzo Biochem, Inc., entered into on April 22, 2014, to the extent (i) deducted in the calculation of net income (or loss) for such period, (ii) such costs were incurred on or prior to June 30, 2014 and (iii) such costs do not exceed $5,100,000 in the aggregate
$_________
Fees, settlement costs and expenses incurred in connection with any litigation involving Borrower or any of its Subsidiaries, excluding any amounts paid pursuant to the Enzo Settlement Agreement, to the extent (i) deducted in the calculation of net income (or loss) for such period, (ii) such fees and expenses do not exceed $5,000,000 in the aggregate in any period of four consecutive Fiscal Quarters and (iii) disclosed to Agent
$_________

CH\1898062.5

Fees and expenses incurred in connection with Acquisitions (other than the Acquisitions on the Closing Date) and Dispositions (other than Dispositions permitted pursuant to Section 5.2(g) of the Credit Agreement) (in each case, whether or not successful), to the extent (i) deducted in the calculation of net income (or loss) for such period, (ii) such fees and expenses do not exceed $5,000,000 in the aggregate in any period of four consecutive Fiscal Quarters and (iii) disclosed to Agent
$_________
Fees and expenses incurred in connection with severance costs, relocation costs, integration and facilities opening and closing costs, signing costs, retention or completion bonuses, transition costs and restructuring charges or reserves (including restructuring costs related to acquisition after the date hereof and to closure and/or consolidation of facilities), to the extent (i) deducted in the calculation of net income (or loss) for such period, (ii) such fees and expenses do not exceed $7,000,000 in the aggregate in any period of four consecutive Fiscal Quarters (provided, however, that such fees and expenses may be equal to an amount not greater than $11,000,000 for any date of measurement occurring on or after March 31, 2013 and on or prior to September 30, 2013) and (iii) disclosed to Agent
$_________
EBITDA	$_________

CH\1898062.5

Calculation of Adjusted EBITDA
EBITDA for the applicable period of measurement	$__________
Plus: with respect to any Target owned, directly or indirectly, by the Credit Parties for which the total consideration paid or payable (including without limitation, all transaction costs, assumed Indebtedness and Liabilities incurred, assumed or reflected on a consolidated balance sheet of the Credit Parties and their Subsidiaries after giving effect to such Acquisition and the maximum amount of all deferred payments, including earnouts but excluding any Stock of the Borrower) was greater than or equal to $3,000,000 and for which the Agent has received financial statements pursuant to subsection 4.1(b) for less than twelve (12) months, Pro Forma EBITDA allocated to each month prior to the acquisition thereof included in the trailing twelve (12) month period for which Adjusted EBITDA is being calculated;
$__________
Minus: with respect to any Material Disposition consummated within the period in question, positive EBITDA (if any) attributable to the Subsidiary, profit centers, or other asset which is the subject of such Material Disposition from the beginning of such period until the date of consummation of such Material Disposition
$__________
Adjusted EBITDA	$__________

“Pro Forma EBITDA” means, with respect to any Target, EBITDA for such Target for the most recent twelve (12) month period preceding the acquisition thereof, adjusted by verifiable expense reductions, including excess owner compensation, if any, which are expected to be realized, in each case calculated on month by month basis by the Credit Parties and consented to by the Agent and Required Lenders. [Note: If more than one Target has been acquired, attach calculations of Pro Forma EBITDA for each Target]

“Material Disposition” means any Disposition for which the total consideration received by the Borrower or any of its Subsidiaries (including, without limitation, all transaction costs, transferred Indebtedness and Liabilities repaid, transferred or no longer reflected on a consolidated balance sheet of the Credit Parties and their Subsidiaries after giving effect to such Disposition and the maximum amount of all deferred payments, including earnouts) exceeds $3,000,000.

CH\1898062.5

Calculation of Cash Flow
EBITDA for the applicable period of measurement	$_________
Less: Unfinanced Capital Expenditures (per Exhibit B)	$_________
Taxes on or measured by income paid or payable in cash during such period	$_________
Cash Flow (used in calculation of Excess Cash Flow and Interest Coverage Ratio)	$_________

CH\1898062.5

Calculation of Net Interest Expense
Net Interest Expense
Gross interest expense for such period paid or required to be paid in cash (including all commissions, discounts, fees and other charges in connection with letters of credit and similar instruments and net amounts paid or payable and/or received or receivable under permitted Rate Contracts in respect of interest rates) for Holdings and its Subsidiaries on a consolidated basis
$_________
Less: Interest income for such period	$_________
Net Interest Expense (used in calculation of Interest Coverage Ratio and Excess Cash Flow)	$_________

CH\1898062.5

Calculation of Unfinanced Capital Expenditures
The aggregate of all expenditures and other obligations for the twelve month period ending on the last day of the month covered by such financial statements which should be capitalized under GAAP	$_________
Less: Net Proceeds from Dispositions and/or Events of Loss which a Credit Party is permitted to reinvest pursuant to subsection 1.8(c) and which are included above	$_________
To the extent included above, expenditures financed with cash proceeds from issuances of Stock or Stock Equivalents (other than Disqualified Stock)	$_________
To the extent included above, all insurance proceeds and condemnation awards received on account of any Event of Loss to the extent any such amounts are actually applied to repair or reconstruct the damaged Property or Property affected by the condemnation or taking in connection with such Event of Loss
$_________
To the extent included above, amounts paid as the purchase price for a Target in a Permitted Acquisition	$_________
Capital Expenditures	$_________
Less: Portion of Capital Expenditures financed under Capital Leases or other Indebtedness (Indebtedness, for this purpose, does not include drawings under the Revolving Loan Commitment)	$_________
Unfinanced Capital Expenditures (used in calculation of Cash Flow)	$_________

CH\1898062.5